EXHIBIT 4.2

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

                                                                  250,000 SHARES


                       COMMON STOCK PURCHASE WARRANT #BF-2

                                   OF KFx INC.

                                  July 16, 2001
                                  -------------

        * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

        THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth, Bayou Fund, LLC, a New York limited liability company with its principal place of business at 40 Signal Road, Stamford, CT 06902 (the "Warrant Holder") (or his assigns), is entitled to purchase from KFx Inc, a Delaware corporation ("Company") 250,000 shares (the "Warrant Shares") of the Company's $.001 par value common stock (the "Common Stock" or "Shares"), for an aggregate purchase price equal to $3.65 multiplied by two hundred fifty thousand (250,000) shares ("Aggregate Original Warrant Price"), all on and subject to the terms, provisions and conditions hereinafter set forth. This Warrant may be exercised as to all or part (comprising a whole number) of the Shares represented hereby at any time or times before July 15, 2004 ("Expiration Date"). This Warrant shall be void and of no effect, and all rights, restrictions, and obligations hereunder shall cease to the extent not exercised prior to the Expiration Date.

                         ARTICLE I. EXERCISE OF WARRANT

        Section 1.1 Duration. Subject to the provisions of Sections 1.2 and 1.4 hereof, this Warrant may be exercised at any time on or after 9:00 a.m., Denver, Colorado time, on July 16, 2001 and at or before 5:00 p.m., Denver, Colorado time, on July 15, 2004 (or, if such day is not a business day, at or before 5:00 p.m., Denver, Colorado time, on the next following business day). If this Warrant is not exercised on or before the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

        Section 1.2 Exercise of Warrant. Subject to the conditions contained herein, this Warrant may be exercised in whole or in part at any time or times before the Expiration Date by the surrender of this Warrant or any duly authorized replacements hereto (with a duly executed subscription agreement in the form attached hereto) at the principal office of the Company in Denver, Colorado, and upon payment to the Company of the Aggregate Original Warrant Price (or, if exercised in part, upon payment to the Company of the applicable proportionate part of the Aggregate Original Warrant Price) for each Share so purchased in lawful money of the United States, or by check, or postal or express money order payable in United States dollars to the order of the Company or by funds wired to an account as specified by the Company, and upon compliance with and subject to the conditions set forth herein.

        Upon receipt of this Warrant with the form of exercise duly executed and accompanied by payment of the Aggregate Original Warrant Price for the shares of Common Stock for which this Warrant is then being exercised, the Company will cause to be issued certificates for the total number of whole Warrant Shares (as provided in Article V hereof) for which this Warrant is being exercised in such denominations as are required for delivery to the Warrant Holder, and the Company shall thereupon deliver such certificates to the Warrant Holder or his assignee.

        In case the Warrant Holder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under this Warrant, the Company will execute a new Warrant substantially in the form of this Warrant for the balance of the shares of Common Stock that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Warrant Holder.

        The Company shall pay any and all transfer taxes payable in connection with the issue of this Warrant or the issue of any Warrant Shares upon exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or the Warrant Shares in a name other than that of the Warrant Holder at the time of surrender, and until the payment of such tax the Company shall not be required to issue such Warrant Shares.

        Section 1.3 Warrant Holder Representation and Certificate Legend. Unless the issuance of the Warrant Shares shall have been registered under the Securities Act of 1933, as amended (the "1933 Act"), as a condition of its delivery of certificates for the Warrant Shares or upon the split-up, combination, exchange, transfer or loan of the Warrant, the Company may require the Warrant Holder (including the transferee of the Warrant in whose name the Warrant Shares are to be registered) to deliver to the Company, in writing, representations regarding the Warrant Holder's sophistication, investment intent, acquisition for his own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering. The Company may place conspicuously upon each new Warrant and upon each certificate representing the Warrant Shares a legend substantially in the following form, the terms of which are agreed to by the Warrant Holder (including each transferee):

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAW. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

        The Company need not register a transfer of this Warrant or the Warrant Shares unless the conditions specified in such legend are satisfied. Subject to the transfer restrictions set forth in this Article I and in Articles IX and X herein, this Warrant is transferable, in whole or in part, on the books of the Company, upon surrender of this Warrant to the Company, together with a written assignment duly executed by the Warrant Holder.

        Section 1.4 Vesting. This Warrant shall vest and be exercisable effective July 16, 2001.

        Section 1.5 Exercise Price. The initial exercise price shall be $3.65 per share (the "Exercise Price").

                            ARTICLE II. ANTIDILUTION

        Section 2.1 Subdivisions or Combinations. In case the Company shall at any time after the date of this Warrant (i) subdivide the outstanding Shares or
(ii) combine the outstanding Shares into a smaller number of Shares, the Exercise Price and the number and kind of Shares receivable upon exercise, in effect at the time of the effective date of such subdivision or combination, shall be proportionately adjusted so that the holder of the Warrant exercised after such time shall be entitled to receive the same percentage and kind of shares which, if the Warrant had been exercised immediately prior to such date, the holder would have owned upon such exercise and been entitled to receive by virtue of such subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur and shall be retroactive to the record date, if any, for such event. Any adjustment made pursuant to this Section 2.1 shall become effective immediately upon the effective date of such event retroactive to the record date, if any, for such event. All calculations made under this Section 2.1 shall be made to the nearest cent or to the nearest Share, as the case may be.

        Section 2.2 Reorganization, Reclassification or Consolidation. In case of any capital reorganization of the Company, or of any reclassification of Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in case of the consolidation of the Company with or the merger of the Company into any other person (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, the Warrant shall after such reorganization, reclassification, consolidation, merger or sale be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities, cash or other property to which a holder of the number of Shares purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of the Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this
Section 2.2 with respect to the rights and interests thereafter of the holders of the Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities, cash or other property thereafter deliverable on the exercise of the Warrant. The subdivision or combination of Shares at any time outstanding into a greater or lesser number of Shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 2.2. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the person purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company's and successor person's transfer agent, if any, the obligation to deliver to the holders of the Warrant such shares of stock, other securities, cash or other property as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations of the Company under this Warrant.

        Section 2.3 Notices to the Warrant Holder. Upon any adjustment of the Exercise Price or of the number or kind of Shares for which the outstanding Warrant may be exercised pursuant to Article II, the Company, within 20 calendar days thereafter, shall cause to be given to all of the holders of the Warrant, at such holders' addresses appearing on the register or other records maintained for such purpose, an officer's certificate showing the adjusted Exercise Price and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Shares purchasable upon exercise of the Warrant after such adjustment. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Article II.

        In case:

               (a) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, an entirety, or of any capital reorganization or any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

               (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Warrant Holder at his address appearing on the register or other records maintained by the Company for such purpose, at least 20 calendar days (or 10 calendar days in any case specified in clauses (a) or (b) above) prior to the applicable record or effective date hereinafter specified a written notice stating the date on which any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected and that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities, cash or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. The failure to give the notice required by this Section 2.3 or any defect therein shall not affect the legality or validity of any consolidation, merger, conveyance, transfer, reorganization, dissolution, liquidation or winding up or the vote upon any action.

     ARTICLE III. MERGERS, CONSOLIDATIONS, SALES AND OTHER REORGANIZATIONS

        In the case of any consolidation or merger of the Company with another entity, or the sale or all or substantially all or its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such consolidation, merger, sale or reorganization, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation, merger or reorganization or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder of this Warrant, the obligations to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. Notwithstanding anything herein to the contrary, in the event that any shareholders of the Company have an opportunity to sell or exchange their shares of Common Stock pursuant to a consolidation, merger, sale or reorganization or otherwise, each of the holders of the Warrant may, if they so decide in their sole discretion, immediately exercise the Warrant in whole or in part and, at their option sell or exchange any or all of the Common Stock thereafter owned by such holders upon terms and conditions no less favorable than those upon which the other shareholders are selling or exchanging their shares of Common Stock.

                          ARTICLE IV. FRACTIONAL SHARES

        Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share in connection with the exercise of this Warrant, and in any case where the Warrant Holder would, except for the provisions of this Article IV, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall upon the exercise of this Warrant and receipt of the Exercise Price, issue the largest number of whole shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrant Holder would otherwise be entitled. The Warrant Holder, by the acceptance of this Warrant, expressly waives his right to receive a certificate for any fraction of a share upon exercise hereof.

                       ARTICLE V. FULLY PAID STOCK; TAXES

        The Company covenants and agrees that the shares of stock represented by each and every certificate representing Common Stock to be delivered on the exercise of the purchase rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all Federal, State and local taxes which may be payable in connection with the issuance of this Warrant or any Common Stock or certificates therefor or the exercise of the rights provided for pursuant to the provisions hereof, including without limitation any such taxes relating to the exercise of any purchase, conversion, or other rights contained herein, but specifically excluding any Federal, State or local income taxes owing by the holders of the Warrant.

                      ARTICLE VI. CLOSING OF TRANSFER BOOKS

        The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company may be closed. The Company shall not be required, however, to deliver certificates representing shares of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

                       ARTICLE VII. REPLACEMENT OF WARRANT

        Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of such loss, theft or destruction, upon delivery to the Company of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

                       ARTICLE VIII. RESERVATION OF SHARES

        The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise of this Warrant. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

       ARTICLE IX. RESTRICTIONS ON TRANSFERABILITYOF WARRANTS AND SHARES;
                              COMPLIANCE WITH LAWS

        Section 9.1 In General. This Warrant and the Warrant Shares issued upon the exercise hereof shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the 1933 Act (or any similar Federal statute at the time in effect) and any applicable State securities laws in respect of the transfer of this Warrant or any such Warrant Shares.

        Section 9.2 Restrictive Legends. Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant. Each certificate for shares of Common Stock initially issued upon the exercise of any Warrant and each certificate for shares of Common Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 9.2, bear on the face thereof a legend reading substantially as follows:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAW. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN WARRANT AGREEMENT DATED July 16, 2001, PURSUANT TO WHICH THEY WERE ISSUED.

               In the event that a registration statement covering the Warrant Shares shall become effective under the 1933 Act and under any applicable State securities laws or in the event that the Company shall receive an opinion of counsel satisfactory to it that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemption afforded by Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Warrant Shares or issue new certificates without such legend in lieu thereof. All fees and expenses of counsel in connection with the rendition of the opinion provided for in this
        Section 9.2 shall be paid by the holder.

        Section 9.3 Notice of Proposed Transfer; Registration Not Required. The holder of this Warrant or of any Warrant Shares, by acceptance thereof, agrees to give prior written notice to the Company of such holder's intention to transfer such Warrant or the Warrant Shares relating thereto (or any portion thereof) describing briefly the manner and circumstances of the proposed transfer. Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel and to counsel designated by such holder, who may be an employee of such holder. If in the opinion of each such counsel the proposed transfer may be affected without registration or qualification of such Warrant or the Warrant Shares under any Federal or State law, the Company, as promptly as practicable, shall notify such holder of such opinion and of the terms and conditions, if any, to be observed, whereupon such holder shall be entitled to transfer such Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to such holder by the Company. If either of such counsel is unable to render such an opinion (in which case said counsel shall set forth in writing the basis for the legal conclusions in this regard), the Company shall promptly notify such holder that the proposed transfer described in the written notice given pursuant to this subsection may not be effected without such registration or qualification or without compliance with the conditions of an exemptive regulation of the Commission and any applicable State Securities regulatory authority. Such holder shall not be entitled to effect such transfer until such registration, qualification, exemption or other compliance has become effective. All fees and expenses of counsel in connection with the rendition of the opinions provided for in this subsection shall be paid by the holder requesting the transfer.

                            ARTICLE X. MISCELLANEOUS

        Section 10.1 Warrant Holder As Owner. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrant Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        Section 10.2 Warrant Holder Not Shareholder. This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

        Section 10.3 Warrant Holder Representation. Notwithstanding anything to the contrary herein, the Warrant Holder represents and warrants that (a) it acknowledges that the Warrant and the Warrant Shares have not been registered under the 1933 Act or any state securities laws, (b) the Warrants and the Warrant Shares (unless such Warrants and/or Warrant Shares, as the case may be, are registered under the 1933 Act and applicable state securities laws) are being and will be issued pursuant to an exemption from registration for nonpublic offerings or offerings to one or more accredited investors, (c) that the Warrant Holder is acquiring the Warrant and will acquire the Warrant Shares (unless such Warrants and/or Warrant Shares are registered under the 1933 Act and applicable state securities laws) for his own account and not with a view toward their distribution, (d) the Warrant Holder is experienced in making investments of this nature and has the necessary sophistication to be able to evaluate the merits of this investment and (e) the Warrant Holder will not sell, offer for sale, pledge or otherwise hypothecate the Warrant or the Warrant Shares (unless such shares are registered under the 1933 Act and applicable state securities laws) in the absence of an opinion of counsel reasonably acceptable to the Company, that the sale, offer for sale, pledge or hypothecation of the Warrant and Warrant Shares is exempt from the registration and prospectus delivery requirements of the 1933 Act and applicable state securities laws.

        Section 10.4  Partial Exercise and Partial Assignment.

                      (a) If this Warrant is exercised in part only, the holder shall upon surrender hereof be entitled to receive a new Warrant, registered in the name of the holder or its nominee. This Warrant may be assigned either in whole or in part by surrender of this Warrant at the principal office of the Company in Denver, Colorado (with the assignment or, as the case may be, partial assignment form at the end hereof duly executed). If this Warrant is assigned, a new Warrant shall be issued to the holder hereof, registered in the name of such holder or its nominee. The assignee shall also be entitled to receive a new Warrant, registered in the name of such assignee or its nominee.

                      (b) Subject to the provisions of paragraph (a) of this
        Section 11.4 this Warrant and the Warrant Shares may not be sold or otherwise disposed of except as follows:

                      (i) to a person who, in the opinion of counsel reasonably
               satisfactory to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; or

                      (ii) to any person upon delivery of a prospectus then
               meeting the requirements of the 1933 Act relating to such securities (as to which a registration statement under the 1933 Act shall then be in effect) and the offering thereof for such sale or disposition.

        Section 10.5 Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

        Section 10.6 Severability. Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

        Section 10.7 Notices. Any notices required to be given pursuant to the terms hereof shall be given (unless otherwise herein expressly provided) in writing and either (i) personally delivered, (ii) sent by certified, return receipt requested, (iii) sent by prepaid overnight courier, or (iv) transmitted by telecopier or similar device, with confirmation of receipt. Notices shall be addressed, if to holder of Warrants or Warrant Shares, to:

                             Bayou Fund, LLC
                             40 Signal Road
                             Stamford CT 26902

or to such other address of such holder appearing in the register maintained by the Company, and if to the Company, to:

                             KFx Inc.
                             3300 East First Avenue, Suite 290
                             Denver, CO 80206
                             Attn:  Corporate Secretary

        For purposes of this Warrant, any notice sent by mail shall be demand given on the date deposited in the mail.

        Section 10.8 Headings. The Article headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

        Section 10.9 Law Governing. This Warrant is delivered in the State of Colorado and shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado.

        Section 10.10 Amendments and Modifications. This Warrant may be amended or modified only with the prior written consent of the holder hereof.

        WITNESS the seal of the Company and the signatures of its duly authorized officers.

                                      KFx Inc.



                                      _________________________________________
                                      Theodore Venners, Chief Executive Officer

        (SEAL)
                                      _________________________________________
                                      R. G. Swenson, Secretary

                                    KFx INC.
                                SUBSCRIPTION FORM
                    (To be executed by the Registered Holder

in order to Exercise the Warrant)

        The undersigned hereby irrevocably elects to exercise the right to purchase __________ shares (the "Shares") of common stock, $.001 par value (the "Common Stock") of KFx Inc. (the "Company") covered by the Common Stock Purchase Warrant dated ____________, ____ (the "Warrant") and herewith makes payment of the purchase price of such Shares in accordance with the terms of the Warrant. The undersigned requests a certificate for such Shares to be registered in the name of ______________, whose address is ______________. If said number of Shares is less than all of the Shares issuable under the Warrant, the undersigned further requests that a new warrant representing the right to acquire the remaining balance of the Shares to be registered in the name , whose address is _______________.

        The undersigned hereby represents and warrants that:

               (a) the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws,

               (b) the Shares (unless such Shares are registered under the Act and applicable state securities laws) are being and will be issued pursuant to an exemption from registration for nonpublic offerings or offerings to one or more accredited investors,

               (c) he is acquiring the Shares (unless such Shares are registered under the Act and applicable state securities laws) for his own account and not with a view toward their distribution,

               (d) he is experienced in making investments of this nature and has the necessary sophistication to be able to evaluate the merits of this investment, and

               (e) he will not sell, offer for sale, pledge or otherwise hypothecate the Shares (unless such Shares are registered under the Act and applicable state securities laws) in the absence of an opinion of counsel reasonably acceptable to the Company, that the sale, offer for sale, pledge or hypothecation of the Shares is exempt from the registration and prospectus delivery requirements of the Act and applicable state securities laws.

               (f) the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Warrant, to all of which he hereby expressly assent.

                                            Very truly yours,

                                            ____________________________

                             Print Name:    ____________________________

                             Address:       ____________________________

                                            ____________________________


Receipt of the above is hereby acknowledged:

KFx Inc.

By:     ________________________

Title:  ________________________

Date:   ________________________

                                   ASSIGNMENT
                                   ----------

        FOR VALUE RECEIVED ______________________________________ hereby sells, assigns and transfers unto _______________________________________ the within
Warrant and all rights evidenced thereby and does irrevocably constitute and appoint, __________________ _____________________ as attorney-in-fact, to transfer the said Warrant on the books of the within named Company.



                                           _______

Dated: _____________________________




                               PARTIAL ASSIGNMENT
                               ------------------

        FOR VALUE RECEIVED ________________________________________ hereby sells, assigns and transfers unto ________________________________________ that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase ____________ shares of Common Stock of _______________________________, irrevocably constitute and appoint _____________________________, attorney-in-fact, to transfer that part of the said Warrant on the books of the within named Company.


                                           _______

Dated: _____________________________